Exhibit 10.1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”) is made and entered into as of this 5th day of January, 2012 by and between NetView 5 and 6 LLC (“Landlord”) and Dyax Corp (“Tenant”).

BACKGROUND

A.           Landlord and Tenant entered into an office lease dated July 14, 2011, as amended by a First Amendment to Lease dated as of November 4, 2011 (collectively the “Lease”) for premises (the “Premises”) containing approximately 44,740 rentable square feet on the 2nd and 3rd floors of the building located at 55 Network Drive, Burlington, Massachusetts (the “Building”), as shown on Exhibits A and A-1 to the Lease.

B.           By letter dated November 21, 2011, Tenant exercised its right, pursuant to Section 3.4 of the Lease, to request that Landlord increase the TI Allowance by a supplemental allowance of $15.00 per rentable square foot of Premises, totaling $671,100.00 (the “Supplemental Allowance”).

C.           In accordance with the provisions of Section 4.1.1 of the Lease, the parties now enter into this Amendment to adjust the Fixed Rent payable by Tenant to include an amortization of the Supplemental Allowance in the manner provided in said Section 4.1.1.

NOW THEREFORE, in consideration of the Supplemental Allowance and the mutual agreements contained herein, the parties agree as follows:

1.           The recitals set forth above are hereby incorporated by reference.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

2.           The Supplemental Allowance is hereby added to and made a part of the TI Allowance, such that the TI Allowance stated in Section 1.1 of the Lease is hereby increased to $2,611,100.00

3.           In application of the inclusion and amortization of the Supplemental Allowance, the Annual Fixed Rent Rate stated in Section 1.1 of the Lease, as previously amended, is hereby deleted and the following rent schedule is substituted in its place:

Commencement Date – Rent Commencement Date:	$97,704.00
Rent Commencement Date through 2nd Lease Year:	$1,484,640.00
3rd and 4th Lease Years:	$1,596,492.00
5th and 6th Lease Years:	$1,685,976.00
7th and 8th Lease Years:	$1,775,460.00
9th and 10th Lease Years:	$1,864,932.00

4.           In application of the inclusion and amortization of the Supplemental Allowance, the Monthly Fixed Rent Rate stated in Section 1.1 of the Lease, as previously amended, is hereby deleted and the following rent schedule is substituted in its place:

Commencement Date – Rent Commencement Date:	$8,142.00
Rent Commencement Date through 2nd Lease Year	$123,720.00
3rd and 4th Lease Years:	$133,041.00
5th and 6th Lease Years:	$140,498.00
7th and 8th Lease Years:	$147,955.00
9th and 10th Lease Years:	$155,411.00

5.           This Amendment may be executed in multiple counterparts, any one of which shall constitute a complete agreement binding on all parties.

6.           As hereby amended, the Lease is ratified and confirmed in all respects and shall continue in full force and effect.

Signatures appear on the following page

IN WITNESS WHEREOF, Landlord and Tenant have each duly executed this Second Amendment as of the date first written above.

NETVIEW 5 AND 6 LLC, a Delaware limited liability company

By:	NetView Investments LLC,
a Delaware limited liability company,
its Manager

By:	NetView Holdings LLC,
a Massachusetts limited liability company, its Manager

By:	Nordblom Development Company, Inc.,
a Massachusetts corporation,
its Manager

By:	/s/ Ogden Hunnewell
Ogden Hunnewell
Executive Vice President

DYAX CORP.

By:	/s/ George Migausky
George Migausky
Executive Vice President and Chief Financial Officer
Hereunto duly authorized